UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2010

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 1, 2010, Sunstone Hotel Partnership, LLC, a wholly owned subsidiary of Sunstone Hotel Investors, Inc. (“Parent” or the “Company”), in its capacity as Borrower, and the Company, entered into a Credit Agreement (the “Credit Agreement”) with each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent and L/C Issuer.  Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for a revolving credit facility in an aggregate principal amount of up to $150 million, with a $50 million sub-facility for letters of credit.  Subject to the receipt of additional commitments from lenders, the facility may be increased to up to $250 million.  The borrowing availability under the Credit Agreement at any given time is calculated by, among other things, reference to a Borrowing Base which is determined by reference to the lower of specified percentages of the appraised value of certain properties included in the Borrowing Base and debt service coverage ratios for the properties included in the Borrower Base, and reduced by certain outstanding indebtedness.  Any amounts drawn under the Credit Agreement will be used for general corporate purposes, including capital expenditures, acquisition financing and repayment of indebtedness.  There are currently no borrowings outstanding under the Credit Agreement.

Borrowings under the Credit Agreement will be secured by a first lien security interest in all equity interests in any subsidiary of the Borrower that owns a Borrowing Base Property and certain other wholly-owned subsidiaries of the Borrower.  In addition, the Borrower’s obligations under the Credit Agreement are guaranteed by Parent and certain subsidiaries of Parent, including each subsidiary that owns a Borrowing Base Property.

The obligations of the lenders to make any advances under the Credit Agreement are subject to certain conditions, including that the outstanding borrowings do not exceed the Borrowing Base.

Amounts outstanding under the Credit Agreement bear interest at (i) LIBOR plus a margin ranging from 3.25% to 4.25% per annum for Eurodollar Rate Loans and (ii) Base Rate plus a margin ranging from 2.25% to 3.25% per annum for Base Rate Loans, in each case depending upon the Consolidated Leverage Ratio of the Company and its subsidiaries.  In addition, the interest rate will increase by 2.0% upon the occurrence and during the continuance of an Event of Default.  An annual fee of 0.40% to 0.75% will be assessed on the unused portion of the Credit Agreement, depending upon the Consolidated Leverage Ratio of the Company and its subsidiaries.

The Credit Agreement contains customary financial covenants, including certain leverage ratios, coverage ratios and minimum tangible net worth as follows: (i) a maximum consolidated net debt to consolidated EBITDA (as each is described in the Credit Agreement) covenant of 8.65 to 1.0, 8.25 to 1.0, 7.75 to 1.0, 7.00 to 1.0 and 6.50 to 1.0 during each of the corresponding periods set forth in the Credit Agreement; (ii) a minimum consolidated adjusted EBITDA to consolidated fixed charges (as each is described in the Credit Agreement) covenant of 1.10 to 1.0, 1.20 to 1.0, 1.30 to 1.0 and 1.50 to 1.0 during each of the corresponding periods set forth in the Credit Agreement; (iii) a minimum consolidated tangible net worth of $653,760,000 plus 80% of the aggregate increase in Shareholders’ Equity of the Company and its subsidiaries; (iv) a maximum consolidated recourse indebtedness limit of 10% of consolidated tangible asset value of the Company and its subsidiaries and (v) a maximum consolidated secured indebtedness limit of 50% of consolidated tangible asset value of the Company and its subsidiaries.

In addition, the Credit Agreement contains customary covenants that may limit the ability of the Borrower, Parent and their subsidiaries to, among other things: (i) incur liens; (ii) change the nature of their business; (iii) merge or consolidate; (iv) sell or dispose of assets; (v) make distributions unless required to maintain REIT status and (vi) make loans or investments.

The Credit Agreement contains customary events of default, including, but not limited to, failure to pay when due the principal of any advance under the Credit Agreement; failure to pay interest due under the Credit Agreement within three days after becoming due, or failure to pay any other amounts due under the Credit Agreement within five days after becoming due; breach of certain representations and warranties contained in the Credit Agreement; failure to comply with certain agreements or covenants contained in the Credit Agreement; defaults or acceleration events with respect to certain other indebtedness; a Change of Control; certain judgments and other regulatory events, including the failure of the Parent to maintain its status as a REIT; and certain bankruptcy events.

The Credit Agreement will terminate on November 1, 2013, provided that the Borrower has the right to extend the lenders’ commitments for an additional one-year period, if, among other things, no default has occurred and is continuing or would result from such extension. The Borrower will pay the extending lenders a facility extension fee of 0.50% based on their respective commitments. The Borrower may, upon at least five business days’ notice, among other things, terminate in whole or in part any unused portion of the Credit Agreement.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by the terms and provisions of the Credit Agreement filed as an exhibit to this report, the terms of which are incorporated herein by reference.

Certain of the lenders party to the Credit Agreement and the Administrative Agent, as well as certain of their affiliates, have performed, and may in the future perform, for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of November 1, 2010, among Sunstone Hotel Partnership, LLC, Sunstone Hotel Investors, Inc., each lender from time to time party thereto and Bank of America, N.A., as administrative agent and L/C issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: November 5, 2010	By:	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer